Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD THIRD QUARTER 2014 RESULTS

Lake Forest, IL, October 20, 2014 – Packaging Corporation of America (NYSE: PKG) today reported third quarter net income of $104 million, or $1.06 per share. Third quarter net income included after-tax charges for the Boise integration, debt refinancing and DeRidder mill restructuring of $20 million, or $0.20 per share, including cash charges of $6 million, or $0.06 per share, and non-cash charges of $14 million, or $0.14 per share. Excluding special items, third quarter 2014 net income was $124 million, or $1.26 per share, compared to third quarter 2013 net income of $89 million, or $0.92 per share, and second quarter 2014 net income of $114 million, or $1.16 per share. Details of special items are shown in the schedules included with this press release. Third quarter net sales were $1,519 million compared to third quarter 2013 net sales of $845 million and second quarter 2014 net sales of $1,468 million.

Excluding special items, the $0.10 per share increase in third quarter 2014 earnings, compared to second quarter 2014 earnings, was driven by increased sales volume and improved mix ($0.12), lower fuel costs ($0.02) and lower chemical and recycled fiber costs ($0.02). These items were partially offset by higher annual outage costs ($0.03), higher electricity costs ($0.02) and higher medical and worker’s compensation costs ($0.02).

In the packaging segment, EBITDA, excluding special items, was $262 million on sales of $1,176 million. With the acquisition of Boise, corrugated products shipments were up 33% compared to the third quarter of 2013. Excluding Boise, PCA shipments were up 6.2% in total and 4.5% per workday compared to the third quarter of last year. With strong internal demand, PCA reduced its outside sales of containerboard by 19,000 tons compared to last year’s third quarter. Containerboard production was 858,000 tons, up 12,000 tons compared to the second quarter of this year.

In the paper segment, EBITDA, excluding special items, was $56 million on sales of $313 million. Office paper shipments were up 7.3% compared with this year's second quarter, and down 5.4% compared to last year’s third quarter. Printing and converting and pressure sensitive paper shipments were up 3,000 tons compared to the second quarter, and decreased by 22,000 tons compared to last year's third quarter, as a result of the fourth quarter 2013 paper machine closures at the International Falls, Minnesota mill.

Commenting on reported results, Mark W. Kowlzan, Chief Executive Officer of PCA, said “This was our 8th consecutive quarter of record earnings driven by strong sales volume, record mill productivity, and mill cost reductions. The integration of Boise packaging continues to generate significant synergies, and operational improvements in White Papers have resulted in lower costs and higher margins. The conversion of the No. 3 newsprint machine to containerboard at DeRidder was completed on October 17th, two weeks ahead of schedule. The start-up of the machine is progressing as planned with no major production or quality issues so far.”

“Looking ahead to the fourth quarter, with the Deridder machine conversion, we expect higher mill production which will allow us to reduce our outside purchases of containerboard. Corrugated products shipments are expected to be lower than in the third quarter with three less shipping days, and we also expect seasonally lower white paper shipments. Amortization of annual outage repair costs will be about $0.07 per share higher than the third quarter, and we expect seasonal increases in fuel and transportation costs. Considering these items, we expect fourth quarter earnings of $1.16 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 100 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2014 Earnings
Conference Call

WHEN:	Tuesday, October 21, 2014
10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	October 21, 2014 1:00 p.m. Eastern Time through
November 4, 2014 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 35494226

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended						Nine Months Ended
	September 30				June 30,		September 30
	2014 (1)		2013 (2)		2014 (1)		2014 (1)		2013 (2)
Net sales	$1,518.9		$845.4		$1,468.4		$4,418.7		$2,400.9
Cost of sales	(1,198.6)	(3)	(617.8)		(1,157.6)	(3)	(3,486.2)	(3)	(1,792.8)
Gross profit	320.3		227.6		310.8		932.5		608.1
Selling, general, and administrative expenses	(119.6)		(77.1)		(122.9)		(359.0)		(226.6)
Other expense, net	(12.3)	(4)	(7.7)	(5)	(7.7)	(4)	(44.0)	(4)	(22.5)	(5)
Income from operations	188.4		142.8		180.2		529.5		359.0
Interest expense, net	(23.1)	(4)	(11.9)	(5)	(21.4)		(65.3)	(4)	(30.4)	(5)
Income before taxes	165.3		130.9		158.8		464.2		328.6
Provision for income taxes	(60.9)		(46.2)		(59.2)		(170.1)		(115.4)
Net income	$104.4		$84.7		$99.6		$294.1		$213.2
Earnings per share:
Basic	$1.06		$0.88		$1.01		$2.99		$2.21
Diluted	$1.06		$0.87		$1.01		$2.99		$2.19
Supplemental financial information:
Capital spending	$106.7		$49.5		$97.3		$254.9		$130.4
Cash balance	$154.3		$396.6		$162.0		$154.3		$396.6
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2014 consolidated earnings results include Boise for the full period.

(2)
Effective January 1, 2014, the Company elected to change its method of accounting for inventories from lower of cost, as determined by the LIFO method, or market, to lower of cost, as determined by the average cost method, or market. The Company has applied this change in method of inventory costing retrospectively to all prior periods presented herein in accordance with US generally accepted accounting principles relating to accounting changes. For more information, see Note 2, Change in Accounting Principle: Inventories, of the Condensed Notes to Unaudited Quarterly Consolidated Financial Statements to be included in our Quarterly Report on Form 10-Q for the period ended September 30, 2014, which we plan to file on or about November 7, 2014.

(3)
In March 2014, we announced our plan to restructure the DeRidder, Louisiana, mill and convert the Number 3 newsprint machine (D3) to a lightweight linerboard and corrugated medium machine. The three and nine months ended September 30, 2014, include $26.0 million and $47.8 million, respectively, and the three months ended June 30, 2014, includes $17.8 million, of restructuring charges, primarily related to accelerated depreciation.

(4)
The three and nine months ended September 30, 2014, include $4.5 million and $13.5 million of Boise acquisition integration-related, debt refinancing, and other costs, of which $3.0 million and $12.0 million was recorded in "Other expense, net" and in both periods $1.5 million was recorded in "Interest expense, net".

The three months ended June 30, 2014, includes $4.9 million of Boise acquisition integration-related and other costs recorded in "Other expense, net".
The nine months ended September 30, 2014, includes $17.6 million of costs recorded in "Other expense, net" for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit.

(5)
The three and nine months ended September 30, 2013, include $3.1 million and $10.9 million, respectively, of non-cash pension curtailment charges related to pension plan changes in which certain hourly corrugated plant and containerboard mill employees will transition from a defined benefit pension plan to a defined contribution (401k) plan.

The three and nine months ended September 30, 2013, both include $4.2 million of acquisition-related costs ($1.5 million recorded in "Other expense, net" and $2.7 million recorded in "Interest expense, net"), primarily for professional fees related to transaction-advisory services and expenses related to financing the acquisition of Boise.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30		June 30,	September 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Segment sales (3)
Packaging	$1,175.7	$845.4	$1,145.2	$3,418.3	$2,400.9
Paper	312.5	—	295.2	917.0	—
Intersegment eliminations and other	30.7	—	28.0	83.4	—
	$1,518.9	$845.4	$1,468.4	$4,418.7	$2,400.9

Segment income (loss) (3)
Packaging	$164.7	$154.9	$166.4	$501.8	$395.1
Paper	43.0	—	33.6	104.3	—
Corporate and Other	(19.3)	(12.1)	(19.8)	(76.6)	(36.1)
Income from operations	188.4	142.8	180.2	529.5	359.0
Interest expense, net	(23.1)	(11.9)	(21.4)	(65.3)	(30.4)
Income before taxes	$165.3	$130.9	$158.8	$464.2	$328.6

Segment income (loss) excluding special items (3)(4)
Packaging	$191.7	$158.0	$188.6	$555.0	$406.0
Paper	43.0	—	32.6	103.9	—
Corporate and Other	(17.3)	(10.6)	(18.3)	(52.0)	(34.6)
	$217.4	$147.4	$202.9	$606.9	$371.4

EBITDA (3)(4)
Packaging	$253.5	$198.6	$253.8	$747.5	$523.8
Paper	55.9	—	45.9	141.5	—
Corporate and Other	(17.2)	(11.7)	(17.9)	(70.7)	(35.0)
	$292.2	$186.9	$281.8	$818.3	$488.8

EBITDA excluding special items (3)(4)
Packaging	$262.3	$201.7	$258.8	$765.3	$534.7
Paper	55.9	—	44.9	141.1	—
Corporate and Other	(15.2)	(10.2)	(16.4)	(46.1)	(33.5)
	$303.0	$191.5	$287.3	$860.3	$501.2
____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2014 consolidated earnings results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)
Prior to the acquisition of Boise in fourth quarter 2013, we reported our results in one reportable segment. After the acquisition, we began reporting our business in three reportable segments: Packaging, Paper, and Corporate and Other. These segments represent distinct businesses that we manage separately because of differing products and services. In accordance with Accounting Standards Codification 280, "Segment Reporting," we recast prior period segment information to conform with current period information. For more information, see Note 19, Segment Information, of the Notes to Consolidated Financial Statements in our 2013 Form 10-K and our Current Report on Form 8-K filed on May 9, 2014.

(4)
Income from operations excluding special items, segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30		June 30,	September 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Packaging
Segment income (3)	$164.7	$154.9	$166.4	$501.8	$395.1
DeRidder restructuring	26.0	—	17.8	47.8	—
Integration-related and other costs	1.0	—	4.4	5.4	—
Pension curtailment charge	—	3.1	—	—	10.9
Segment income excluding special items (4)	$191.7	$158.0	$188.6	$555.0	$406.0

Paper
Segment income (3)	$43.0	$—	$33.6	$104.3	$—
Integration-related and other costs	—	—	(1.0)	(0.4)	—
Segment income excluding special items (4)	$43.0	$—	$32.6	$103.9	$—

Corporate and Other
Segment loss (3)	$(19.3)	$(12.1)	$(19.8)	$(76.6)	$(36.1)
Integration-related and other costs	2.0	—	1.5	7.0	—
Class action lawsuit settlement	—	—	—	17.6	—
Acquisition-related costs	—	1.5	—	—	1.5
Segment loss excluding special items (4)	$(17.3)	$(10.6)	$(18.3)	$(52.0)	$(34.6)

Income from operations	$188.4	$142.8	$180.2	$529.5	$359.0

Income from operations, excluding special items (4)	$217.4	$147.4	$202.9	$606.9	$371.4
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2014 consolidated earnings results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (3) on page 2, for a discussion of our segment reporting.

(4)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended September 30				Three Months Ended
	2014 (2)		2013 (3)		June 30, 2014 (2)
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$104.4	$1.06	$84.7	$0.87	$99.6	$1.01
Special items (4):
DeRidder restructuring	16.6	0.17	—	—	11.2	0.12
Integration-related and other costs	2.9	0.03	—	—	3.0	0.03
Pension curtailment charges	—	—	2.0	0.02	—	—
Acquisition-related financing costs	—	—	1.7	0.02	—	—
Acquisition-related costs	—	—	1.0	0.01	—	—
Total special items	19.5	0.20	4.7	0.05	14.2	0.15
Excluding special items	$123.9	$1.26	$89.4	$0.92	$113.8	$1.16

	Nine Months Ended September 30
	2014 (2)		2013 (3)
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$294.1	$2.99	$213.2	$2.19
Special items (4):
DeRidder restructuring	30.4	0.31	—	—
Integration-related and other costs	8.5	0.09	—	—
Class action lawsuit settlement	11.2	0.11	—	—
Pension curtailment charges	—	—	7.0	0.07
Acquisition-related financing costs	—	—	1.7	0.02
Acquisition-related costs	—	—	1.0	0.01
Total special items	50.1	0.51	9.7	0.10
Excluding special items	$344.2	$3.50	$222.9	$2.29
 ____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2014 results include Boise for the full period.

(3)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(4)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1 and our Quarterly Report on Form 10-Q for the period ended September 30, 2014, which we plan to file on or about November 7, 2014.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended			Nine Months Ended
	September 30		June 30,	September 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Net income	$104.4	$84.7	$99.6	$294.1	$213.2
Interest expense, net	23.1	11.9	21.4	65.3	30.4
Provision for income taxes	60.9	46.2	59.2	170.1	115.4
Depreciation, amortization, and depletion	103.8	44.1	101.6	288.8	129.8
EBITDA (3)	$292.2	$186.9	$281.8	$818.3	$488.8
Special items:
DeRidder restructuring	$7.8	$—	$0.6	$12.4	$—
Integration-related and other costs	3.0	—	4.9	12.0	—
Class action lawsuit settlement	—	—	—	17.6	—
Pension curtailment charges	—	3.1	—	—	10.9
Acquisition-related costs	—	1.5	—	—	1.5
EBITDA excluding special items (3)	$303.0	$191.5	$287.3	$860.3	$501.2
 ____________

(1)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2014 results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended			Nine Months Ended
	September 30		June 30,	September 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Packaging
Segment income	$164.7	$154.9	$166.4	$501.8	$395.1
Depreciation, amortization, and depletion	88.8	43.7	87.4	245.7	128.7
EBITDA (3)	253.5	198.6	253.8	747.5	523.8
DeRidder restructuring	7.8	—	0.6	12.4	—
Integration-related and other costs	1.0	—	4.4	5.4	—
Pension curtailment charges	—	3.1	—	—	10.9
EBITDA excluding special items (3)	$262.3	$201.7	$258.8	$765.3	$534.7

Paper
Segment income	$43.0	$—	$33.6	$104.3	$—
Depreciation, amortization, and depletion	12.9	—	12.3	37.2	—
EBITDA (3)	55.9	—	45.9	141.5	—
Integration-related and other costs	—	—	(1.0)	(0.4)	—
EBITDA excluding special items (3)	$55.9	$—	$44.9	$141.1	$—

Corporate and Other
Segment loss	$(19.3)	$(12.1)	$(19.8)	$(76.6)	$(36.1)
Depreciation, amortization, and depletion	2.1	0.4	1.9	5.9	1.1
EBITDA (3)	(17.2)	(11.7)	(17.9)	(70.7)	(35.0)
Integration-related and other costs	2.0	—	1.5	7.0	—
Class action lawsuit settlement	—	—	—	17.6	—
Acquisition-related costs	—	1.5	—	—	1.5
EBITDA excluding special items (3)	$(15.2)	$(10.2)	$(16.4)	$(46.1)	$(33.5)

EBITDA (3)	$292.2	$186.9	$281.8	$818.3	$488.8

EBITDA excluding special items (3)	$303.0	$191.5	$287.3	$860.3	$501.2
 ____________

(1)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2014 results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.